EXHIBIT 10.01
[Execution Copy]
LICENSE AND SUPPLY AGREEMENT
This License and Supply Agreement (“Agreement”) is made and entered into effective as of the 1st day of January, 2008 (“Effective Date”), by and between (i) Martek Biosciences Corporation, a Delaware USA corporation with offices located at 6480 Dobbin Road, Columbia, MD 21045, USA (“Martek”), and (ii) Numico Trading B.V., a corporation organized under the laws of the Netherlands with offices located at Schiphol Boulevard 105, 1118 BG Schiphol Airport, The Netherlands (including predecessor and successor entities, subsidiaries, divisions and Affiliates, “Licensee”).
WITNESSETH:
WHEREAS, Martek has developed certain technology relating to the use of Omega-3 and Omega-6 long-chain polyunsaturated fatty acid-containing triglycerides for incorporation into infant formula and growing up milk;
WHEREAS, Licensee and its affiliates are in the business of developing, manufacturing and marketing infant nutritional products;
WHEREAS, Martek and Numico Beheer B.V. (f.k.a. Nutricia Bestuurcentrum B.V. (f.k.a. Bestuurcentrum der Verenigde Bedrijven Nutricia B.V.)), an Affiliate of Numico Trading B.V., entered into a License Agreement dated as of September 10, 1992 pursuant to which Licensee obtained a non-exclusive license and right from Martek to purchase, or to have its Affiliates purchase, the Martek Products (as defined therein) from Martek for purposes of enabling Licensee to manufacture, use and sell certain Infant Formula Products in the countries and portions thereof located in the continent of * plus that portion of * which is located without the continent of *;
WHEREAS, Martek and Licensee subsequently entered into numerous amendments thereto including without limitation: a) Amendment #1 expanding the licensed territory (“Territory”) to include * and * dated December 11, 1997; b) Amendment #2 expanding the Territory to include * dated June 4, 2003; c) Amendment #3 expanding the Territory to include * (including *) and * dated January 1, 2005; d) Amendment #4 expanding the Territory to include the * but only with respect to * in the * dated January 1, 2005; and e) Amendment #5 expanding the Territory to include * dated February 23, 2006 (as amended, the “1992 License Agreement”);
WHEREAS, Martek and International Nutrition Co. Ltd. A/S (“INC A/S”) entered into a License and Supply Agreement dated as of March 4, 2003 pursuant to which INC A/S obtained a non-exclusive license and right from Martek to purchase, or to have its Affiliates or designees purchase, the Martek Products (as defined therein) from Martek for purposes of enabling INC A/S to manufacture, use and sell certain Infant Formula Products in the countries and portions thereof located in * and * and subsequently made the following amendments: a) Amendment #1 expanding the licensed territory to include * and * dated September 12, 2005, and b) Amendment #2 expanding the licensed territory to include * dated October 27, 2005 (as amended, the “2003 INC A/S License Agreement”);
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

WHEREAS, Martek and International Nutrition Co. Ltd. (“INC *”) entered into a License and Supply Agreement dated as of May 8, 2003, pursuant to which INC * obtained a non-exclusive license and right from Martek to purchase, or to have its Affiliates or designees purchase, the Martek Products (as defined hereunder) from Martek for purposes of enabling INC * to manufacture, use and sell certain Infant Formula Products in * (the “2003 INC * License Agreement”);
WHEREAS, the indirect parent company of Licensee, Royal Numico NV, acquired INC A/S and INC * effective as of January 1, 2006;
WHEREAS, by letter dated September 28, 2007 from E. Leonard of Martek to G. van Wijk of Licensee, Martek * under the various agreements (the “Letter”); and
WHEREAS, the parties desire to enter into this Agreement in order to consolidate, replace and supercede the 1992 License Agreement, the 2003 INC A/S License Agreement, the 2003 INC * License Agreement, and the Letter, as of the Effective Date.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, each party hereby agrees with the other as follows:
ARTICLE I
DEFINITIONS
Section 1.1 “Affiliate” shall mean any person, corporation, firm, partnership or other entity which directly or indirectly owns Licensee or Martek (as the case may be), is owned by Licensee or Martek, or is owned by a party which owns Licensee or Martek to the extent that the owning entity has in excess of fifty percent (50%) of the equity having the power to vote on or direct the affairs of the owned entity. For clarity, for so long as they fall within the above definition, the New Affiliates shall be deemed Affiliates of Licensee hereunder.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 1.2 “ARA” shall mean arachidonic acid.
Section 1.3 *
Section 1.4 “Designee” shall mean any entity that is designated by Licensee, and approved by Martek in writing, such approval to not be unreasonably withheld or delayed, subject to Martek’s right to withdraw such approval on reasonable advance notice for reasons which are material to Martek’s reasonable business interests, to order quantities of the Martek Products from Martek solely for (a) microencapsulation and/or other processing approved by Martek and (b) resale to Licensee. As of the Effective Date, * are approved as Designees.
Section 1.5 “DHA” shall mean docosahexaenoic acid.
Section 1.6 “*” shall have the meaning set forth *.
Section 1.7 “*” shall have the meaning set forth *.
Section 1.8 “Growing Up Milk Product” or “GUM” shall mean a nutritionally enhanced milk and/or soy-milk based product (i) marketed to and intended for use by children from twelve (12) through thirty-six (36) months of age, and by older children in markets where such products are or will be marketed by Licensee to be consumed by such older children, and (ii) which contains Martek Products.
Section 1.9 “Infant Formula Product” shall mean a breast milk substitute formulated industrially in accordance with applicable Codex Alimentarius and/or United States Food and Drug Administration standards (i) to satisfy the total normal nutritional requirements of infants from birth up to between four (4) and six (6) months of age and adapted to their physiological characteristics and/or fed in addition to other foods to infants up to approximately one (1) year of age and older or (ii) to satisfy the normal nutritional requirements of infants born prematurely.
Section 1.10 “LCPUFA” shall mean any fatty acid, other than linoleic acid, gammalinolenic acid and alphalinolenic acid, which contains at least eighteen (18) carbon atoms and at least two (2) double bonds.
Section 1.11 “Licensed Patents” shall mean the patents and patent applications listed in Exhibit 1 attached hereto and all other patents and patent applications owned by Martek or licensed to Martek (with the right to sublicense) which cover the Technology and/or the Martek Products, including all patents and patent applications covering inventions, improvements or modifications conceived
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

or developed and owned by or licensed to Martek (with the right to sublicense) during the Term of this Agreement and included in the Technology, and all divisionals, continuations, continuations-in-part, reexaminations, re-issues and extensions thereof.
Section 1.12 “Licensee Product” shall mean any product (i) which is an Infant Formula Product, (ii) which is developed and/or manufactured by or for Licensee or its Affiliates, (iii) which bears Licensee’s brand or the brand of an Affiliate, (iv) which if manufactured, used or sold in any country in the Territory where any Licensed Patent has issued, would infringe any such Licensed Patent but for the license granted in Article II hereof, and (v) which does not contain any Omega-3 LCPUFA derived from a microbial source other than Martek Products.
Section 1.13 “Martek Products” shall mean triglycerides containing Omega-3 and/or Omega-6 long-chain polyunsaturated fatty acids produced by or for Martek, by microbial fermentation in accordance with the Technology and/or the Licensed Patents and meeting the Specifications.
Section 1.14 “New Affiliates” shall mean *. and *
Section 1.15 “*”.
Section 1.16 “Other Product” shall mean any product (i) which is an Infant Formula Product, (ii) which is developed and/or manufactured by or for Licensee or its Affiliates, (iii) which bears Licensee’s brand or the brand of an Affiliate, (iv) which, if manufactured, used or sold in any country in the Territory where any Licensed Patent has issued, would not infringe any such Licensed Patent, and (v) which contains Martek Products.
Section 1.17 “Specifications” shall mean the specifications for the Martek Products that are attached hereto as Exhibit 2, as they may be changed by written agreement between the parties’ technical personnel from time to time.
Section 1.18 “Technology” shall mean the Licensed Patents and Martek’s proprietary and confidential data, know-how, technology and practices relating to the Martek Products, and the incorporation of the Martek Products into Infant Formula Products and/or Growing Up Milk Products, and any modifications, improvements, and enhancements to any of the foregoing made by Martek, which are proprietary to Martek and which, in Martek’s reasonable opinion, are necessary or useful in the production and development of the Licensee Products, Other Products and/or Growing Up Milk Products.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 1.19 “Territory” shall mean the countries or other geographic areas listed in Exhibit 3 attached hereto, plus any additional countries added by written amendment pursuant to Section 2.5.
Section 1.20 “Third Party” shall mean any party other than Martek, Licensee and their Affiliates.
Section 1.21 “Unit of Martek Products” shall mean that quantity of the Martek Products containing one (1) kilogram of docosahexaenoic acid and/or arachidonic acid.
Section 1.22 “*” means *.
ARTICLE II
GRANT OF LICENSE AND OTHER RIGHTS
Section 2.1 License.
(a) Martek hereby grants to Licensee, under the Licensed Patents and the Technology, for the Term of this Agreement and subject to the terms and conditions of this Agreement, a non-exclusive right and license, directly or through sublicense to an Affiliate, (i) to incorporate, or permit a Designee to incorporate, the Martek Products provided hereunder into or with one or more Infant Formula Products in order to produce the Licensee Products and Other Products in the Territory, (ii) to incorporate, or permit a Designee to incorporate, the Martek Products provided hereunder into or with one or more Growing Up Milk Products, in order to produce Growing Up Milk Products anywhere in the world, (iii) to use, market, import, export, distribute, offer for sale and sell Licensee Products and Other Products solely for use in the Territory, and (iv) to use, market, import, export, distribute, offer for sale and sell Growing Up Milk Products anywhere in the world. No rights are granted to Licensee or its Affiliates under the Licensed Patents or Technology, by implication or otherwise, other than as expressly set forth above, and no rights are granted thereunder with respect to Infant Formula Products outside the Territory. No rights are granted to Licensee or its Affiliates to use Martek Products, by implication or otherwise, other than as expressly set forth above or in Section 3.1.
(b) For clarity, the license granted hereunder in *. with respect to Infant Formula Products is solely limited to Licensee Products or Other Products which are *.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 2.2 Transfer of the Martek Products. Nothing in this Agreement shall be construed to permit Licensee or its Affiliates to sublicense the Martek Products or the Technology or otherwise unilaterally transfer to any Third Party the Martek Products or the Technology except as the same are incorporated into or used in the manufacture of the Licensee Products, Other Products and/or Growing Up Milk Products solely in accordance with the terms of this Agreement. Notwithstanding the foregoing, Licensee and its Affiliates may transfer the Martek Products, or may direct Martek to transfer the Martek Products, to any Designee solely for (a) microencapsulation and/or other processing that may be approved in writing by Martek and (b) resale to Licensee or its Affiliates solely for use in accordance with the terms of this Agreement.
Section 2.3 Sublicensing. The grants to Licensee under this Article II shall not include the right to grant sublicenses, except sublicenses to Licensee’s Affiliates which shall in all cases be consistent with all terms and conditions of this Agreement including without limitation Section 2.7; provided, however, that Licensee shall remain fully liable with respect to all actions or inactions of any Affiliate as if such actions or inactions were those of Licensee hereunder.
Section 2.4 Trademarks. No license whatsoever, either express or implied, is granted pursuant to this Agreement to any trademarks or logos owned or controlled by Martek.
Section 2.5 Territory Expansion. The Territory includes all licensed countries as listed on Exhibit 3 as of the Effective Date. Licensee is permitted to add additional countries to the Territory hereunder upon notice to Martek, which additions will be reflected in written amendments to this Agreement which shall amend the definition of Territory from and after the Effective Date of the relevant amendment. Except as set forth below, * for any * to the Territory by such an amendment provided that Licensee or its Affiliate * a Licensee Product or Other Product in each relevant country within twelve (12) months of the effective date of the amendment for such additional country. In the event Licensee or its Affiliate does not * a Licensee Product or Other Product in such country as set forth above, * in accordance with Martek’s * as of such twelve (12) month anniversary of the relevant amendment date for such additional country which Licensee has elected to add to the Territory. Notwithstanding the foregoing, Licensee shall have no rights hereunder to acquire a license or rights with respect to Infant Formula Products in * beyond that described in Section 2.1(b). In the event Licensee wishes to obtain a license for Infant Formula Products in *., Licensee shall notify Martek and the parties agree to negotiate in good faith an amendment to this Agreement containing mutually acceptable terms and conditions for * market, which shall include a for * market *.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 2.6 Collaboration. During the Term of this Agreement, Martek agrees to provide reasonable assistance to Licensee as requested by Licensee in Licensee’s efforts to identify efficiencies in Licensee’s shipping and handling of the Martek Products, and other areas as may be mutually agreed by the parties, such assistance not to exceed * per year. The parties acknowledge and agree that the efforts described above will not impact the per unit and/or the per kilogram pricing of Martek Products as set forth in Exhibit 4.
Section 2.7 Special Circumstances with respect to New Affiliates. Martek agrees that, for so long as such entities remain Affiliates of Licensee, the New Affiliates shall be included as Affiliates under this Agreement, and shall be bound by all terms and conditions hereof *; provided, however, that (a) all Martek Product purchased by, on behalf of, or for use by, such New Affiliates under this Agreement for use in Infant Formula Products shall be purchased under *, and not *, and (b) any volumes ordered by, on behalf of, or for use by, such New Affiliates shall only be used for determining * pursuant to * and shall not be aggregated with the volumes ordered by any other entities hereunder for purposes of determining * pursuant to *, in each case unless and until Licensee and such New Affiliates provide notice in writing to Martek, specifying an effective date therefor, that such New Affiliates * and * applicable to Licensee under * (an *). Upon the * of such *, the * for the New Affiliates * shall cease to be of any further force or effect, such Affiliates may thereafter elect * as in effect at such time, and all volumes ordered hereunder by any entities shall be aggregated for the purposes of determining relevant volume *. In any event, at no time after the Effective Date shall Licensee or its Affiliates (other than the New Affiliates) transfer responsibility for and/or the benefits of any portion of their Infant Formula business (including without limitation any sales bookings or brand responsiblity) to the New Affiliates prior to * *. For clarity, prior to an *, Numico and its Affiliates (other than the New Affiliates) shall have no right to purchase Martek Product hereunder for the benefit of, or for use by, the New Affiliates other than under * specified above.
ARTICLE III
PURCHASE AND SUPPLY OF THE MARTEK PRODUCTS
Section 3.1 Purchase of Martek Products. During the Term, Licensee and its Affiliates (i) shall purchase and/or shall direct any Designee(s) to purchase, from Martek, the total requirements of ARA as required by Licensee and its Affiliates for the manufacture, production, distribution and/or sale of Infant Formula Products anywhere in the world; provided, however, that unless and until * has become *, this *, and (ii) shall have the right (but not the obligation) to purchase ARA Martek Product for use in the manufacture, production, distribution and/or sale of Growing
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Up Milk Products anywhere in the world. For clarity, Licensee shall, pursuant to Section 2.5, add to the Territory any country other than *. in which it or any of its Affiliates desires to manufacture, produce, distribute or sell Infant Formula Products containing ARA during the Term. Licensee shall have the further right to purchase DHA Martek Product as desired by Licensee and its Affiliates for the manufacture, production, distribution and/or sale of Licensee Products or Other Products in the Territory, and/or for the manufacture, production, distribution and/or sale of Growing Up Milk Products anywhere in the world, in each case pursuant to Exhibit 4. All quantities of Martek Product purchased by Licensee, its Affiliates or any Designee under this Agreement shall be used solely for purposes of manufacture, production, distribution and/or sale of Licensee Products or Other Products, in each case solely for use in the Territory, and/or for purposes of manufacture, production, distribution and/or sale of Growing Up Milk Products anywhere in the world.
Section 3.2 Forecasts, Supply and Orders.
(i) On the Effective Date of this Agreement, Licensee shall give Martek written notice of the quantity of the Martek Products, in each of the applicable * set forth in Exhibit 4, which Licensee estimates in good faith that it and its Affiliates will order or direct the Designee(s) to order from Martek during the remainder of the current calendar year. Not later than September 30 of each year during the Term of this Agreement, Licensee shall give Martek written notice of the quantity of the Martek Products, in each of the applicable * set forth in Exhibit 4, which Licensee estimates in good faith that it and its Affiliates will order or direct the Designee(s) to order from Martek during the next subsequent calendar year. In addition to the foregoing, one (1) month before the commencement of each calendar quarter during the Term of this Agreement, Licensee shall provide Martek with a good faith non-binding forecast of Licensee’s and its Affiliates’ requirements of the Martek Products for each of the succeeding four (4) quarters, specifying quantities and requested delivery dates. For clarity, prior to *, separate forecasts shall be provided for the New Affiliates for each *.
(ii) Martek shall use commercially reasonable efforts to have available for shipment to Licensee, its Affiliates and Designees such quantities of the Martek Products as Licensee requires as indicated in the good faith forecasts provided pursuant to Section 3.2(i). Martek shall in good faith notify Licensee of the quantity and timing of any expected supply shortfall, but any such notification shall not be deemed to be considered a firm commitment or result in any liability or obligation on the part of Martek except as otherwise expressly set forth in this Agreement. In case for any reason Martek cannot or does not supply such quantities of the ARA Martek Products which are required to be purchased from Martek hereunder and which are
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

forecasted in good faith by Licensee pursuant to Section 3.2(i) herein, Licensee shall be allowed to use an alternative supplier for the quantities of ARA necessary, in addition to those which Martek is able to supply, to meet its requirements during the duration of any supply shortfall by Martek. Licensee shall consult in good faith with Martek in negotiating terms for any alternative source of supply, and Martek shall reimburse Licensee for any increased purchase prices reasonably necessary to allow Licensee to obtain cover for ARA as provided herein.
(iii) Licensee shall issue and/or shall direct its Affiliates and Designee(s) to issue formal purchase orders (“Purchase Orders”) at least forty-five (45) but no sooner than ninety (90) days in advance of the date on which Licensee, its Affiliate or Designee requests that Martek ship the Martek Products. To facilitate proper *, the * (*) shall be specified in each Purchase Order. In the event Licensee, an Affiliate or Designee does not * in any Purchase Order, * shall be used, except that, with respect to orders by, for the benefit of, or for use by, New Affiliates, prior to *, shall be used, subject in each case to reconciliation as provided in Section 5.2(b).
(iv) Purchase Orders submitted in accordance with this Agreement which have been acknowledged by Martek in writing shall be considered firm orders and shall only be canceled or amended by mutual written consent of Martek and Licensee, except as otherwise provided for herein. Martek shall acknowledge all Purchase Orders submitted in accordance with the terms of this Agreement within five (5) business days of Martek’s receipt of such Purchase Orders. Any orders not rejected by Martek within * business days after confirmed receipt by Martek shall be deemed acknowledged by Martek and considered firm orders and shall only be canceled or amended by mutual written consent of Martek and Licensee, except as otherwise provided for herein.
(v) The parties expressly acknowledge that Martek shall use the non-binding forecasted quantity of Martek Products specified by Licensee in accordance with the requirements of Section 3.2(i) for production planning purposes only and Licensee shall have no liability for any such estimates.
Section 3.3 Order and Delivery Terms.
(i) The Martek Products shall be delivered EXW Martek’s place of shipment to Licensee, an Affiliate or a Designee, as specified in the applicable order.
(ii) Title to and risk of loss of the Martek Products shall be transferred to Licensee upon delivery by Martek to the carrier for shipment to Licensee, an Affiliate or a Designee.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

(iii) In connection with ordering and delivering the Martek Products, Martek and Licensee, its Affiliates or Designees may employ their standard forms, but nothing in such forms shall bind Martek or be construed to modify or amend the terms of this Agreement and, in the event of any conflict with the terms hereof, this Agreement shall control.
(iv) Martek shall comply with the applicable Specifications, as set forth in Exhibit 2 attached hereto, *.
ARTICLE IV
TERM AND TERMINATION
Section 4.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to another Section of this Article IV, or as otherwise provided for herein, shall terminate on the fifteenth (15th) anniversary of the Effective Date (the “Term”).
Section 4.2 Termination in Case of Material Breach; Opportunity to Cure. Either party to this Agreement may terminate this Agreement upon thirty (30) days written notice to the other party if the other party (or in the case of Licensee, Licensee, its Affiliate or Designee) shall commit a material breach of this Agreement and shall not cure such breach within such thirty (30) day period. For clarity, no termination may occur pursuant to this Section if the breach is cured to the reasonable satisfaction of the non-breaching party within the relevant notice period. Notwithstanding the foregoing, any * hereunder with respect to purchase of Martek Product of * that is disputed in good faith by Licensee as promptly notified to Martek in writing shall not * of this Agreement pursuant to this Section 4.2, unless and until such dispute is resolved pursuant to the provisions of Section 14.1.
Section 4.3 Termination in Case of Infringement. Either Licensee or Martek shall have the right to terminate this Agreement in a particular country within the Territory upon written notice if a court or other tribunal of competent jurisdiction determines by final, non-appealable order that the Technology or any of the Martek Products infringes upon the patent or other proprietary rights of any Third Party in such country in any manner which would prevent Licensee from selling Licensee Products in the Territory; provided, however, that if, prior to any such termination, Martek develops a non-infringing alternative or obtains a license from such Third Party, such that Licensee could lawfully use the Technology and/or the Martek Products (as the case may be) in connection with the Licensee Products
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

at no additional cost or expense to Licensee beyond that expressly provided in this Agreement, neither party shall terminate this Agreement pursuant to this Section 4.3.*
Section 4.4 Termination in Case of Insolvency; Government Action. Notwithstanding any other provisions of this Agreement, either party to this Agreement may terminate this Agreement upon giving notice to the other, should the other commit an act of bankruptcy, declare bankruptcy, be declared bankrupt, enter into an arrangement for benefit of creditors, enter into a procedure of winding up or dissolution, or should a trustee in bankruptcy or receiver or other equivalent entity be appointed for the other or upon the expropriation, takeover or nationalization of the other party or a majority portion of its assets by governmental action.
Section 4.5 Early Termination by Licensee. Licensee may terminate this Agreement for any reason or no reason effective on or after December 31, 2011, provided that written notice of such termination is provided to Martek at least six (6) months prior to the intended effective date of termination.
Section 4.6 Effect of Termination. Upon termination of this Agreement in its entirety, (a) Martek shall have the right, but not the obligation, to purchase from Licensee, its Affiliates and Designees, at the fully landed costs paid for such Martek Products, unused inventories of the Martek Products, and (b) Licensee and its Affiliates may continue for a period of six (6) months following termination to distribute Licensee Products, Other Products and Growing Up Milk Products made from Martek Products purchased during the Term of this Agreement, to the extent lawful, and if Licensee is current with respect to all payments due under Article V below, and otherwise continues to comply with the terms and conditions of this Agreement with respect to any such Licensee Products, Other Products and Growing Up Milk Products.
Section 4.7 Other Rights and Remedies; Limitation of Liability. Unless another provision of this Agreement specifically provides to the contrary, the rights of termination as herein provided shall be in addition to all other rights and remedies which either party may have, at law or in equity, to enforce this Agreement or to secure damages for the breach hereof, and the exercise of any right of termination as herein provided by either party shall not relieve the other of any of its obligations under this Agreement accruing prior to the effective date of termination, including, but not limited to, the obligation to pay any amounts then due.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE V
PAYMENTS BY LICENSEE
Section 5.1 License Fee and Pre-Payment. Licensee has previously compensated Martek for all license fees due in connection with the licenses and other rights granted hereunder in the Territory pursuant to: (i) the 1992 License Agreement; (ii) the 2003 INC A/S License Agreement; and (iii) the 2003 INC * License Agreement. All such license fees have been fully paid as of the Effective Date.
Section 5.2 Product Pricing.
(a) The pricing outlined in this Section 5.2 shall be effective for all orders of Martek Products by Licensee, its Affiliates or Designees which are shipped after the Effective Date of this Agreement. Notwithstanding any other provision of this Agreement, the 1992 License Agreement, the 2003 INC A/S License Agreement or the 2003 INC * License Agreement, prices and payment terms for all orders of Martek Products shipped prior to the Effective Date shall be as determined pursuant to the 1992 License Agreement, the 2003 INC A/S License Agreement or the 2003 INC * License Agreement, as relevant, and the Letter, as if such agreements and Letter remained in effect as of the date of shipment, and for such purposes only, shall not be deemed superseded as of the Effective Date. Pricing for the Martek Products shipped after the Effective Date shall be in accordance with the * and other considerations as set forth in Exhibit 4 attached hereto. Martek shall be paid for the Martek Products in any order submitted by Licensee, an Affiliate or a Designee in accordance with the * set forth in Exhibit 4 attached hereto selected in such order or in accordance with any relevant pricing set forth in any amendment to such Exhibit 4. Calculations based on annual ordering volumes shall be made using annual forecasts submitted to Martek by Licensee in accordance with Section 3.2(i). For clarity, volumes ordered by, on behalf of, or for use by, * with other volumes * for purposes of determining volume pricing tiers unless and until *.
(b) Within thirty (30) days of the end of each calendar year, the parties shall confirm the quantities of Martek Products used in each * for Infant Formula Products and Growing Up Milk Products, and shall reconcile the total price paid versus the total price payable hereunder for such Martek Products as follows: if the quantity paid in a calendar year is less than the quantity actually owed during the calendar year based on actual use and due to the various price differentials, Martek shall invoice Licensee within thirty (30) days after the end of the calendar year for an amount equal to the difference, if any, between the total price paid and the total price payable for the quantity of Martek Products actually purchased from Martek
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

for the respective uses. Alternatively, if the amount actually paid during a calendar year exceeds the amount owed based on actual use and due to the various price differentials, Martek shall credit against future purchases of Martek Product by Licensee from Martek an amount equal to the difference, if any, between the total purchase price payable for the quantity actually purchased and the total price paid by Licensee. In the event that Licensee does not provide the relevant information to allow such reconciliations to be made within ninety (90) days of the end of each calendar year (the “Reconciliation Period”), no adjustments requiring credits to Licensee shall thereafter be due with respect to such calendar year; provided, however, that thirty (30) days prior to the expiration of any Reconciliation Period set forth above, Martek will provide notice to Licensee that such Reconciliation Period is expiring.
(c) In addition to the adjustments provided in (b) above, if the quantity of Martek Product forecasted for purchase is greater than the quantity actually purchased during a calendar year, Martek shall invoice Licensee within thirty (30) days after the end of the calendar year for an amount equal to the difference, if any, between the total price paid and the total purchase price payable for the quantity of Martek Products actually purchased from Martek. Alternatively, if the quantity actually purchased during a calendar year exceeds the quantity forecasted for purchase, Martek shall credit against future purchases of Martek Product by Licensee from Martek an amount equal to the difference, if any, between the total purchase price payable for the quantity actually purchased and the total price paid by Licensee.
Section 5.3 Payment Terms and Guarantee. Licensee, its Affiliates and the Designee(s), as applicable, shall pay all correct invoices for amounts due in the United States in U.S. dollars in accordance with Section 5.2 above and in accordance with Exhibit 4 within * from the postmark date, date of transmission by facsimile or other electronic means, as applicable, of Martek’s invoice, which invoice shall not be deemed to be delivered earlier than the date of delivery of the invoiced Martek Products. For any invoices containing invoicing errors, payment shall not be due, with respect to the incorrect portions of the invoice only, until the invoicing errors are corrected and a new invoice, with respect to the incorrect portions on the original invoice, is received by Licensee. In order to induce Martek to fill orders for the Martek Products placed by Licensee’s Affiliates and the Designees, Licensee hereby assumes responsibility for, and unconditionally guarantees, the timely payment of amounts due from Licensee’s Affiliates and the Designees which are not reasonably disputed in good faith by such party (the “Guaranteed Obligations”) promptly upon receipt from Martek of notice of nonpayment of any such amount. Martek shall not be required, prior to any such notice to Licensee, to pursue or exhaust any of its rights or remedies against a defaulting Affiliate or Designee with
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

respect to performance of any Guaranteed Obligation, or to provide any additional notice.
Section 5.4 Other Pricing Issues.
(a) The price per Unit of Martek Products and corresponding price per Kilogram for ARA-only for use in Infant Formula Products (solely as set forth in *) * under this Agreement shall, *, or unless Martek *, which Licensee may *, be * that * at such time to * in *, and subject to *.
(b) *
Section 5.5 Taxes. Any and all payments required under this Agreement to be made to Martek shall be made free and clear of, and without deduction or withholding for, any and all present or future non-U.S. taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”) unless such Taxes are required by law or the administration thereof to be deducted or withheld. If Licensee, its Affiliates or Designees shall be required by law or administration thereof to deduct or withhold any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section) Martek receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) Licensee shall make such deductions or withholdings; and (c) Licensee shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Licensee will furnish to Martek a copy of a receipt evidencing payment thereof. Martek will reasonably assist Licensee or its Affiliates and Designees with recovering any Taxes paid, by providing to Licensee upon written request copies of all documentation available to Martek that may be reasonably required by Licensee to obtain such recovery.
Section 5.6 Sample Analysis. Martek shall have the right to analyze samples of the Licensee Products and Other Products at any time and from time to time for purposes of verifying that Licensee has complied with the terms of this Agreement. The expenses of such analyses shall be borne by Martek; provided, however, that Licensee shall provide reasonable samples to Martek without charge upon Martek’s request, to be made no more often than quarterly, and provided, further, that Licensee shall be charged for, and shall promptly pay the expense of
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

any such analysis that discloses a material failure to comply with any applicable condition.
Section 5.7 Commercialization Expenses. Licensee and its Affiliates shall pay all expenses for their commercialization of the Licensee Products, Other Products and Growing Up Milk Products.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Section 6.1 Martek’s Representations and Warranties. Martek represents and warrants to the Licensee as follows:
(i) The execution and delivery of this Agreement and the performance by Martek of the transactions contemplated hereby have been duly authorized by all necessary corporate actions.
(ii) The performance by Martek of any of the terms and conditions of this Agreement will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it or its Affiliates is a party.
(iii) Martek warrants that the Martek Products will be manufactured in compliance with current good manufacturing practices promulgated by U.S. Food and Drug Administration and in accordance with the Specifications.
Section 6.2 Martek’s Disclaimers.
(i) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MARTEK HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, RELATING TO THE MARTEK PRODUCTS, THE TECHNOLOGY OR THE TRADEMARKS. MARTEK MAKES NO REPRESENTATIONS OR WARRANTIES AND HAS NO DUTY TO ENSURE THAT THE TECHNOLOGY OR THE MARTEK PRODUCTS ARE USABLE WITH THE LICENSEE PRODUCTS, THE OTHER PRODUCTS AND/OR THE GROWING UP MILK PRODUCTS, OR CAN BE INCORPORATED SAFELY INTO THE LICENSEE PRODUCTS, THE OTHER PRODUCTS AND/OR THE GROWING UP MILK PRODUCTS. IT IS HEREBY ACKNOWLEDGED AND AGREED THAT IT SHALL BE LICENSEE’S RIGHT AND OBLIGATION TO DETERMINE THE SAFETY AND UTILITY OF EACH MARTEK PRODUCT AS IT RELATES TO THE LICENSEE PRODUCTS, THE OTHER PRODUCTS AND THE
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

GROWING UP MILK PRODUCTS; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT RELIEVE MARTEK OF ANY OF ITS EXPRESS OBLIGATIONS AS OTHERWISE SET FORTH IN THIS AGREEMENT.
(ii) MARTEK HEREBY DISCLAIMS ANY WARRANTY THAT THE TECHNOLOGY, THE MARTEK PRODUCTS, THE LICENSED PATENTS OR THE TRADEMARKS ARE FREE FROM INFRINGEMENT BY THIRD PARTIES. MARTEK FURTHER DISCLAIMS ANY WARRANTY RELATING TO THE PATENTABILITY OF, OR THE VALIDITY OF ANY PATENTS RELATING TO, THE TECHNOLOGY OR THE MARTEK PRODUCTS AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF ANY LICENSED PATENTS OR THAT ANY LICENSED PATENTS MAY BE COMMERCIALLY EXPLOITED WITHOUT INFRINGING OTHER PATENTS.
(iii) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MARTEK HEREBY DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY DAMAGES OF ANY NATURE RESULTING OR ARISING FROM OR RELATING TO (A) THE USE, MANUFACTURE, DISTRIBUTION, MARKETING, OR SALE BY LICENSEE, ITS AFFILIATES OR ANY THIRD PARTY OF THE TECHNOLOGY, THE MARTEK PRODUCTS, THE LICENSEE PRODUCTS, THE OTHER PRODUCTS AND/OR THE GROWING UP MILK PRODUCTS, OR (B) ANY IMPROVEMENTS OR MODIFICATIONS TO THE TECHNOLOGY, THE MARTEK PRODUCTS, THE LICENSEE PRODUCTS, THE OTHER PRODUCTS AND/OR THE GROWING UP MILK PRODUCTS WHICH ARE MADE BY LICENSEE, ITS AFFILIATES, DESIGNEES, AGENTS OR CUSTOMERS.
Section 6.3 Licensee’s Representations and Warranties. Licensee represents and warrants to Martek as follows:
(i) The execution and delivery of this Agreement and the performance by Licensee and its Affiliates of the transactions contemplated hereby have been duly authorized by all necessary corporate actions.
(ii) The performance by Licensee and its Affiliates of any of the terms and conditions of this Agreement will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it or its Affiliates is a party.
Section 6.4 Licensee’s Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSEE HEREBY DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY DAMAGES OF ANY NATURE RESULTING OR ARISING FROM OR RELATING TO THE USE, MANUFACTURE, DISTRIBUTION, MARKETING, OR SALE BY LICENSEE, ITS AFFILIATES OR ANY THIRD
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

PARTY OF THE MARTEK PRODUCTS, THE LICENSEE PRODUCTS, THE OTHER PRODUCTS AND/OR THE GROWING UP MILK PRODUCTS.
ARTICLE VII
LICENSEE’S COVENANTS
Section 7.1 Compliance with Law; Regulatory Approval. Licensee covenants and agrees that it and its Affiliates and the Designees shall conduct all of their operations dealing with the Technology, the Martek Products, the Licensee Products, the Other Products and the Growing Up Milk Products in material compliance with all applicable laws, regulations and other requirements which may be in effect from time to time, of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, including, without limiting the generality of the foregoing, * laws and other requirements in each relevant country, including any and all amendments, as may be applicable in any jurisdiction in which any Licensee Products, Other Products and/or Growing Up Milk Products are sold. It shall be Licensee’s, and not Martek’s, responsibility to secure any regulatory approvals in any jurisdiction that may be necessary in connection with the exercise by Licensee of the rights granted under this Agreement. Licensee and its Affiliates shall not knowingly impair Martek’s ability to obtain any regulatory approval of the Martek Products by the competent governmental authorities in the Territory or outside the Territory or with respect to other products that Martek may elect to pursue. The parties recognize and acknowledge Licensee’s intent to diligently pursue the commercialization of Licensee Products, Other Products and/or Growing Up Milk Products; provided, however, that nothing in this Agreement shall be construed so as to obligate Licensee or its Affiliates to take any specific action or measure to seek regulatory approval for or to market Licensee Products, Other Products and/or Growing Up Milk Products.
Section 7.2 Performance and Product Quality. Licensee covenants and agrees that it and its Affiliates and, to the extent applicable, its Designees shall exercise a reasonable standard of care in the testing, manufacturing, marketing, packaging, distribution and sale of each Licensee Product, Other Product and Growing Up Milk Product. Licensee further covenants and agrees that it and its Affiliates shall maintain quality control, provide adequate tests of materials, provide quality workmanship, and do such other things as are reasonably required to assure high quality production of such Licensee Products, Other Products and Growing Up Milk Products.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 7.3 Records.
(a) Licensee covenants and agrees that Licensee will keep, or cause to be kept, true and accurate records adequate to ensure that Licensee’s and its Affiliates’ compliance with the terms and conditions of this Agreement can be verified. Such records shall be made available upon prior written request by Martek, during business hours, for inspection by an independent auditor who is reasonably acceptable to Licensee and who shall be bound by a confidentiality agreement with Licensee, to the extent necessary for the determination of compliance with this Agreement, and such records shall be retained for a period of three years following the year to which they relate. The auditor shall provide Martek with a report containing his/her conclusions, but not the inspected records or the information contained therein, and shall concurrently provide Licensee with such report. Each such inspection shall cover the records for a period no earlier than the Effective Date and of no more than the three (3) calendar years prior to the date of the request for inspection, and Martek shall be entitled to no more than one (1) such inspection per calendar year. Martek shall bear the full cost of any such inspection unless such auditor finds that the Licensee is not in material compliance with its obligations under this Agreement, in which case Licensee shall bear the full cost of such inspection.
(b) Martek covenants and agrees that Martek will keep, or cause to be kept, true and accurate records adequate to ensure that Martek’s compliance with this Agreement can be verified. Such records shall be made available upon prior written request by Licensee, during business hours, for inspection by an independent auditor who is reasonably acceptable to Martek and who shall be bound by a confidentiality agreement with Martek, to the extent necessary for the determination of compliance with this Agreement, and such records shall be retained for a period of three years following the year to which they relate. The auditor shall provide Licensee with a report containing his/her conclusions, but not the inspected records or the information contained therein, and shall concurrently provide Martek with such report. Each such inspection shall cover the records for a period no earlier than the Effective Date and of no more than the three (3) calendar years prior to the date of the request for inspection, and Licensee shall be entitled to no more than one (1) such inspection per calendar year. Licensee shall bear the full cost of any such inspection unless such auditor finds that Martek is not in material compliance with its obligations under this Agreement, in which case Martek shall bear the full cost of such inspection.
Section 7.4 Protection of Martek’s Proprietary Interest. Licensee acknowledges and agrees that the Technology, Licensed Patents and the Martek Products are proprietary to Martek, and Licensee hereby covenants and agrees that
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

(i) Licensee and its Affiliates shall not use the Technology or the Martek Products for any purpose not provided for hereunder, and (ii) shall not challenge or cause any Affiliate or Third Party to challenge Martek’s rights to the Technology, the Licensed Patents or the Martek Products. Notwithstanding the foregoing provisions in this Section 7.4, Licensee’s obligations as set forth in Section 7.4(ii) above shall not apply in any country of the Territory in which such obligations are not enforceable in accordance with applicable law or regulation.
Section 7.5 Product Use. In order to ensure the quality and efficacy of the Licensee Products and Other Products, Licensee covenants and agrees, on behalf of itself and its Affiliates, that commencing on the Effective Date, it shall, on a country-by-country basis, include or cause to be included in any Infant Formula Product which contains ARA and DHA, those amounts of DHA and ARA which, at a minimum, are: (i) * or (ii) *.
ARTICLE VIII
PATENT PROSECUTION AND ENFORCEMENT
Section 8.1 Patent Applications. The responsibility for the prosecution of, and the exclusive right to apply for, prosecute, maintain and enforce the Licensed Patents shall be and remain with Martek except as provided below. Martek shall exercise commercially reasonable efforts in this regard.
Section 8.2 Infringement Notice. Licensee shall notify Martek promptly in writing of any infringement in the Territory of any issued Licensed Patent or other interference with Martek’s proprietary interests relating to the Technology or the Martek Products or DHA and/or ARA in general which becomes known to Licensee. If Martek determines that a material infringement exists with respect to Martek Products, Martek shall communicate such determination to Licensee in writing and take commercially reasonable actions to attempt to eliminate that infringement.
Section 8.3 Infringement Actions. Martek shall have the sole right to bring, at its own expense, an infringement action against any Third Party with respect to any material infringement relating to a Licensed Patent.
Section 8.4 Defense of Infringement Actions. Except to the extent otherwise provided in Section 4.3 of this Agreement, Martek and Licensee hereby acknowledge and agree that each party shall be responsible for defending, at its own expense, any infringement action brought against such party by any Third
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Party. Martek and Licensee agree reasonably to cooperate with the other in any defense and in responding to any threatened infringement action, and to provide assistance, at its own (respective) expense, as may be reasonably requested by the defending party.
ARTICLE IX
ASSIGNMENT
Section 9.1 Assignment. This Agreement and the rights granted hereunder shall be assignable by Martek, but shall not be assignable, in whole or in part, by Licensee without the prior written consent of Martek which consent shall not be unreasonably withheld; provided, however, that Licensee may transfer its rights and obligations under this Agreement to any Affiliate without written consent.
ARTICLE X
PARTIES’ RELATIONSHIP
Section 10.1 Relationship between Parties. Neither party to this Agreement shall have the power to bind the other by any guarantee or representation that either party may give, or in any other respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of the other party, and for purposes of this Agreement, the parties hereto hereby acknowledge and agree that they shall not be deemed partners, joint venturers, or to have created the relationship of agency or of employer and employee between the parties.
ARTICLE XI
INDEMNITY
Section 11.1 Indemnity by Licensee. Licensee shall indemnify, defend and hold harmless Martek, its Affiliates and Martek’s and its Affiliates’ directors, officers, employees and agents from and against all costs, expenses, damages, losses and liabilities (“Losses”) asserted against them for which Martek, its Affiliates or the directors, officers, employees or agents of either of them may become liable or incur or be compelled to pay with respect to or involving (i) the Licensee Products and/or the Other Products and/or the Growing Up Milk Products and/or any other activities of Licensee, its Affiliates or Designees hereunder, including, without limitation, any product liability claim asserted against Licensee, its Affiliates, Third
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Parties or Martek, (ii) any gross negligence or intentional wrongdoing of Licensee, its officers, employees or agents or any Licensee Affiliate or Designee; or (iii) the material breach by Licensee of any of its covenants, representations and warranties contained in this Agreement, except in each case to the extent that any such Losses are subject to Martek’s indemnity obligations set forth in Section 11.2 below.
Section 11.2 Indemnity by Martek. Martek shall indemnify, defend and hold harmless Licensee, its Affiliates, and Licensee’s and its Affiliates’ directors, officers, employees and agents from and against all Losses asserted against them for which Licensee, its Affiliates or the directors, officers, employees or agents of either of them may become liable or incur or be compelled to pay to the extent resulting from: (i) the failure of Martek or any Martek Affiliate to manufacture the Martek Products delivered hereunder in accordance with the Specifications or the warranty provided in Section 6.1(iii); (ii) any gross negligence or intentional wrongdoing of Martek, its officers, employees or agents, or any Martek Affiliate; or (iii) the material breach by Martek of any of its covenants, representations and warranties contained in this Agreement, except in each case to the extent that any such Losses result from a material breach of any of the Licensee’s covenants, representations and warranties contained herein or any gross negligence or intentional wrongdoing of Licensee or any Licensee Affiliate or Designee.
Section 11.3 Condition to Indemnification. If either party expects to seek indemnification under this Article XI, it shall promptly give notice to the indemnifying party of the basis for such claim of indemnification. If indemnification is sought as a result of any third party claim or suit, such notice to the indemnifying party shall be within fifteen (15) days after receipt by the other party of such claim or suit; provided, however, that the failure to give notice within such time period shall not relieve the indemnifying party of its obligation to indemnify unless it shall be materially prejudiced by the failure. Each party shall fully cooperate with the other party in the defense of all such claims or suits. No offer of settlement or compromise shall be binding on a party hereto without its prior written consent (which consent shall not be unreasonably withheld) unless such settlement fully releases such party without any liability, loss, cost or obligation to such party.
Section 11.4 Survival of Indemnity Obligation. The indemnification obligations provided in this Agreement, including that provided in this Article XI, shall survive the expiration or termination of this Agreement, whether occasioned by the Agreement’s expiration pursuant to Section 4.1 above or earlier termination pursuant to the other Sections of Article IV above.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE XII
CONFIDENTIALITY
Section 12.1 Disclosure of Information. All the Technology and all other information exchanged by the parties pursuant to and in execution of their obligations and in exercise of their rights under this Agreement shall be deemed confidential. Martek and Licensee acknowledge and agree that the value of the Technology, the Martek Products, the Licensee Products, the Other Products and the Growing Up Milk Products is based, to a large extent, on maintaining the confidentiality of the Technology, the Martek Products, the Licensee Products, the Other Products and the Growing Up Milk Products and preventing any unauthorized dissemination to or use by Third Parties of information relating to the Technology or the Martek Products. Disclosure of confidential and proprietary information hereunder, whether orally or in written form, shall be safeguarded by the recipient and shall not be disclosed to Third Parties and shall be made available only to the receiving party’s employees or other agents who have a need to know such information for purposes of performing the party’s obligations, or for purposes of exercising the party’s rights, under this Agreement and such employees or other agents shall have a legal obligation to the employer or principal, as applicable, not to disclose such information to Third Parties. Each party shall treat, and Licensee shall ensure that its Affiliates and Designees treat, any and all such confidential information in the same manner and with the same protection as such party maintains its own confidential information. These mutual obligations of confidentiality shall not apply to any information to the extent that such information: (i) is or later becomes generally available to the public, such as by publication or otherwise, through no fault of the receiving party; (ii) is obtained from a Third Party having the legal right to make such a disclosure; or (iii) is independently developed by a party without access to the confidential information. Martek, Licensee or Licensee’s Affiliates shall not remove from any communications or other documents delivered by a disclosing party any proprietary notices affixed thereto by the disclosing party.
Notwithstanding the foregoing, (x) Martek may issue the press release set forth in attached Exhibit 5 upon final execution of this Agreement and (y) Martek and Licensee may disclose (including but not limited to disclosure in response to questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or other similar process) or announce to any Third Person, disclose in any filings under applicable securities laws or regulations or otherwise make any public disclosure or issue a press release concerning (a) the fact and the nature of this Agreement and the transactions to be performed pursuant hereto; or (b) any otherwise confidential or proprietary
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

information as and to the extent required by applicable law or government agency of the United States and the countries of the Territory, including, but not limited to, any applicable disclosure requirements under the federal securities laws or regulations thereunder, provided that in the case of each such disclosure, announcement or press release, the disclosing party, upon the advice of outside counsel, in good faith deems the disclosure necessary to comply with the foregoing and to the extent practicable and consistent with applicable laws, gives prior written notice to the other party and gives the other party such assistance as the other party may reasonably request, in accordance with applicable law, in order to prevent, challenge, modify or protect such disclosure. In addition Martek and Licensee may each disclose the fact and the terms of this Agreement to its attorneys and accountants without notice to the other party. Furthermore, Licensee may deliver a copy of this Agreement (including drafts thereof) to any Affiliate so long as any such recipient has undertaken, in writing, an obligation to maintain the terms of this Agreement in confidence, and Martek shall have the right to issue a mutually agreed press release upon the commencement of sales by any New Affiliate of an Infant Formula Product containing Martek Product under the terms of this Agreement.
Section 12.2 Post-Term Obligations. The mutual confidentiality obligations of the parties under the provisions of this Article XII shall survive the termination or expiration of this Agreement for a period of * from the date of such termination or expiration. Upon termination or expiration of this Agreement, Licensee shall promptly return to Martek all the Technology, documents, records, and all other property or documentation disclosed or delivered to Licensee or its Affiliates pursuant to this Agreement and then in existence, subject to the retention by Licensee of one (1) copy thereof for archival purposes only.
ARTICLE XIII
LIMITATION OF LIABILITY
Section 13.1 Indirect Damages. EXCEPT TO THE EXTENT PROVIDED IN SECTION 11.1 OR 11.2 HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR BUSINESS OPPORTUNITY, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY UPON WHICH ONE PARTY MAY SEEK REMEDIES AGAINST THE OTHER.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 13.2 Exclusive Liability. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, THE EXCLUSIVE LIABILITY OF MARTEK, AND LICENSEE’S EXCLUSIVE REMEDY, FOR FAILURE OF ANY MARTEK PRODUCT TO CONFORM TO THE SPECIFICATIONS SHALL BE THE REPLACEMENT OF THE NONCONFORMING MARTEK PRODUCTS OR A REFUND OF THE PURCHASE PRICE PAID FOR THE NONCONFORMING MARTEK PRODUCTS (INCLUDING DUTY, FREIGHT, INSURANCE CHARGES, AND OTHER SIMILAR RELATED EXPENSES), AT MARTEK’S SOLE OPTION; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 13.2 SHALL RELIEVE MARTEK OF ITS INDEMNIFICIATION OBLIGATIONS SET FORTH IN SECTION 11.2 OF THIS AGREEMENT.
Section 13.3 Maximum Aggregate Liability. (A) EXCEPT FOR LIABILITY WHICH IS THE SUBJECT OF INDEMNIFICATION AS SET FORTH IN SECTION 11.2, OR UNLESS ARISING FROM MARTEK’S GROSS NEGLIGENCE, FRAUD OR INTENTIONAL MISCONDUCT, MARTEK’S TOTAL LIABILITY TO LICENSEE AND ITS AFFILIATES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IN ANY CALENDAR YEAR DURING THE TERM OF THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT OR TORT (INCLUDING NEGLIGENCE), SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT *. (B) EXCEPT FOR LIABILITY WHICH IS THE SUBJECT OF INDEMNIFICATION AS SET FORTH IN SECTION 11.1, OR UNLESS ARISING FROM LICENSEE’S GROSS NEGLIGENCE, FRAUD OR INTENTIONAL MISCONDUCT, LICENSEE’S TOTAL LIABILITY TO MARTEK AND ITS AFFILIATES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IN ANY CALENDAR YEAR DURING THE TERM OF THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT OR TORT (INCLUDING NEGLIGENCE), SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT *
ARTICLE XIV
MISCELLANEOUS
Section 14.1 Dispute Resolution. Martek and Licensee covenant and agree to use their diligent efforts to resolve any disputes that arise between them in the future and are related to this Agreement through negotiation and mutual agreement and, if good faith efforts to so negotiate and mutually agree are unavailing, through binding arbitration under the procedures set forth herein. When either party learns of a dispute subject to arbitration under this Agreement, it shall promptly send written notice of the dispute to the other party. The parties agree that for a period of thirty (30) days from the sending of such written notice, they shall in good faith
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

negotiate to resolve the dispute. Subject to the foregoing, disputes arising in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association by three arbitrators appointed in accordance with such Rules. Unless the parties to such dispute agree otherwise in writing, any such arbitration shall be conducted in Baltimore, Maryland and the results of such Arbitration shall be final and binding on the parties and enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the parties acknowledge and agree that each of them shall have the right to seek immediate injunctive and other equitable relief through the courts in the event of any material breach of this Agreement by the other party that would cause the non-breaching party irreparable injury for which there would be no adequate remedy at law. Martek and Licensee agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought only in, and each party agrees to and hereby submits to, the jurisdiction and venue of the appropriate state or federal court in the State of Maryland.
Section 14.2 Product Liability Insurance. Licensee shall procure and maintain product liability insurance coverage of not less than * covering Licensee Products, Other Products and Growing Up Milk Products, with Martek named as an additional insured and loss payee. Martek shall procure and maintain product liability insurance coverage of not less than * covering Martek Products, *. Either party may request from the other party a certificate evidencing such insurance and such certificate shall be promptly provided. The minimum insurance coverage set forth above shall be maintained at all times unless changed to equivalent coverage by another carrier upon thirty (30) days prior written notice.
Section 14.3 Information Exchange. During the Term of this Agreement, the parties shall promptly notify each other of any report of an adverse event associated with the use of a Martek Product in any Licensee Product, Other Product and/or Growing Up Milk Product. Licensee shall have sole discretion in determining what action, if any, is to be taken in connection with any such adverse event report relating to a Licensee Product, Other Product and/or Growing Up Milk Product. On an annual basis, Licensee shall provide Martek with the names of Licensee Products, Other Products and Growing Up Milk Products; the brands under which Licensee Products, Other Products and Growing Up Milk Products are distributed and/or sold; the amount of ARA and DHA in each Licensee Product, Other Product and Growing Up Milk Product; and each of the countries where Licensee Products, Other Products and Growing Up Milk Products are sold.
Section 14.4 Reciprocal Waiver. The parties hereby acknowledge that whatever rights each of them may have with regard to performance under any
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

previously existing license agreements, as described in the preamble of this Agreement, have been fully satisfied and that each of them hereby irrevocably waives the right to make any claim against the other party, its Affiliates, its Designees, directors, officers, employees and agents of any nature whatsoever, for liability accrued prior to the Effective Date, whether known, unknown, contingent or actual, except for third party claims of which the senior management of such party is unaware as of the Effective Date, which claims shall be subject to the indemnification provisions of Article XI hereof as if arising from actions under this Agreement, and except as otherwise provided in Section 5.2(a) hereof with respect to Martek Products shipped prior to the Effective Date.
Section 14.5 Force Majeure. Neither party to this Agreement shall be liable for damages due to delay or failure to perform any obligation under this Agreement, other than an obligation to make payments, if such delay or failure results directly or indirectly from circumstances beyond the reasonable control of such party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, acts of terrorism, civil commotions, riots, strikes, lockouts, acts of the government in either its sovereign or contractual capacity, interruption of telecommunications transmissions, inability to obtain suitable equipment or components, accident, fire, water damages, flood, earthquake, or other natural catastrophes. If remittance of U.S. Dollars is prevented or impaired for reasons of force majeure, the party owing the money shall settle such obligations in the manner as may be reasonably instructed by the party to whom the obligation is owed. Should the effect of force majeure continue for more than twelve (12) consecutive months, the party not relying on this Section 14.5 to excuse performance may terminate this Agreement without liability (other than for claims arising prior to the effective date of termination) on thirty (30) days notice to the party impaired by force majeure.
Section 14.6 Construction of Agreement. This Agreement shall be construed and the respective rights of the parties shall be determined under and pursuant to the laws of the State of Delaware, United States of America, without regard to the principles of conflict of laws thereof. The parties expressly exclude the applicability of the Convention on Contracts for the International Sale of Goods.
Section 14.7 Notices. Notices required under this Agreement shall be in writing and sent by registered mail, by facsimile transmission, by nationally recognized overnight courier service, or by hand delivery, with written verification of receipt and date of receipt, to the respective parties at the following addresses:
Notices to Martek:
Martek Biosciences Corporation
6480 Dobbin Road
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Columbia, Maryland 21045 USA
Facsimile: (410) 740-2985
Attn: General Counsel
Notices to Licensee:
Numico Trading B.V.
Schiphol Boulevard 105
1118 BG Schiphol Airport
The Netherlands
Facsimile:_+31-20-4569000
Attn:_General Manager of NPO
With a copy to:
Numico B.V.
Schiphol Boulevard 105
1118 BG Schiphol Airport
The Netherlands
Facsimile:_+31-20-4569000
Attn:_General Counsel
or to such other address as either party may designate by a notice given in compliance with this paragraph, and shall be deemed effective when received.
Section 14.8 Entire Agreement. The terms and provisions contained in this Agreement and its Exhibits constitute the entire agreement between the parties on the subject matter hereof and shall, as of the Effective Date, supersede all previous communications, representations, agreements or understandings, either oral or written between the parties hereto with respect to the subject matter hereof, except as expressly set forth herein. Specifically, this Agreement shall, as of the Effective Date, replace and supersede the 1992 License Agreement, the 2003 INC A/S License Agreement, and the 2003 INC * License Agreement, and the Letter, except to the extent otherwise expressly provided for in this Agreement. No agreement or understanding varying or extending this Agreement will be binding upon either party hereto, unless in a writing which specifically refers to this Agreement, which is signed by duly authorized officers or representatives of the respective parties.
Section 14.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person, firm or corporation other than the parties hereto and their successors and permitted assigns shall derive rights or benefits under this Agreement.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 14.10 Counterparts. This Agreement may be executed in counterparts.
Section 14.11 Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof in such jurisdiction, and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction. The parties will substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the parties.
Section 14.12 Waiver. No waiver by either party of any breach of any of the terms or conditions herein provided to be performed by the other party shall be construed as a waiver of any subsequent breach, whether of the same or of any other term or condition hereof.
Section 14.13 Survival. Sections 4.6, 4.7, 5.3, 5.5, 6.2, 6.4, 7.1, 7.2, 7.3, 8.4, 14.1, 14.3, 14.4, 14.6, 14.7, 14.8, 14.9, 14.11, 14.12, 14.13, 14.4 and 14.15, and Articles XI, XII and XIII shall survive the termination or expiration of this Agreement and Section 14.2 shall survive for two (2) years following the termination or expiration of this Agreement.
Section 14.14 Headings. Section headings contained in this Agreement are inserted for convenience of reference only. The section headings shall not be deemed to be a part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
Section 14.15 Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of the other party’s costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including reasonable legal fees and expenses.
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

THEREFORE, the parties hereto have caused this Agreement to be duly executed in their respective behalves as of the day and year first written above.

MARTEK BIOSCIENCES CORPORATION (Martek)	Numico Beheer B.V. (Licensee)

By:	By:

Print Name:	Print Name:

Print Title:	Print Title:

Date:	Date:

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT 1
LICENSED PATENTS
(as of December 2007)
“Microbial Oil Mixtures and Uses Thereof”

Country	Application No.	Publ. or Patent No.	Status
Australia	AU92/12392	661,297	Granted 7 Nov 95
*	*		*
Canada	2,101,274	2,101,274	Granted 15 Dec 98
Europe	07002670.3	EP1 787 532 A1	Published 23 May 07
(designates Austria, Belgium,		(Div of EP1 092 352)
Denmark, France, Germany,
Greece, Italy, Luxembourg,	07075341.3	EP1 832 181 A2	Published 12 Sep 07
Monaco, Netherlands, Spain, Sweden, Switzerland/ Liechtenstein, and United Kingdom)		(Div of EP1 092 352)
Indonesia	P001678	ID 0000174	Granted 20 Jun 95
Israel	100733	100733	Granted 1 Apr 96
	114253	114253	Granted 14 Oct 97
Mexico	9200320	183638	Granted 6 Jan 97
New Zealand	241359	241359	Granted 16 Feb 95
Philippines	43812	1992-43812	Granted 23 Nov 01
Russia	93052410.13	2,093,996	Granted 27 Oct 97
Singapore	9608986.7	49307	Granted 10 Jan 02
			(Revocation Pending)
South Africa	92/0452	92/0452	Granted 28 Oct 92
South Korea	1993-0702205	321543	Granted 9 Jan 02
	2000-7003480	292103	Granted 20 Mar 01
			(Revocation Pending)
Sri Lanka	10526	10526	Granted 17 Jun 94
United States	07/944,739	5,374,657	Granted 20 Dec 94
	08/358,474	5,550,156	Granted 27 Aug 96
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

“Arachidonic Acid and Methods for the Production and Use Thereof”

Country	Application No.	Publ. or Patent No.	Status
Australia	AU92/12355	661,674	Granted 21 Nov 95
	AU96/48542	713,567	Granted 16 Mar 00
*	*		*
Canada	2,101,273	2,101,273	Granted 2 Apr 02
	2,209,513	2,209,513	Granted 28 May 02
China	96192002.5	CN1175976A	Published 11 Mar 98
	200510071295.2	CN1696300A	Published 16 Nov 05
Eurasia	97-0090US	EA1036	Granted 28 Aug 00
Europe
(validated in Austria, Belgium, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland/ Liechtenstein, and United Kingdom)	96904435.3	EP0 800 584	Granted 2 May 03 (Opposition Pending)
(designates same countries as parent)	03076254.6	EP1 342 787A1 (Div of EP0 800 584)	Published 10 Sep 03
(designates Austria, Belgium, Denmark, France, Germany, Greece, Italy, Luxembourg, Monaco, Netherlands, Spain, Sweden, Switzerland/L iechtenstein and United Kingdom)	05 077139.3	EP1 642 983B1 (Div of EP1 001 034)	Granted 11 Apr 07
(designates same countries as parent)	06077261.3	EP1 801 226 A1 (Div of EP1 642 983)	Published 27 Jun 07

Finland	972829	117442	Granted 13 Oct 2006
	*		*
Hong Kong	4101355.3	HK 1058528A	Published 21 May 04
	06105700.4	HK 1085768	Published 11 Sep 06
Indonesia	P-001679	ID 0000393	Granted 22 Dec 95
Israel	100,732	100,732	Granted 1 Oct 95
Japan	08-521231 (1996)	1998 10512444	Published 2 Dec 98
	2005-368593	2006 180877JP	Published 13 Jul 06
	*		*
Mexico	92/00301	202940	Granted 6 Jul 01
	97/005078	234429	Granted 13 Feb 06
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Country	Application No.	Publ. or Patent No.	Status
New Zealand	241,358	241,358	Granted 8 Feb 95
Norway	973085	320117	Granted 31 Oct 05
Philippines	43811	1-1992-43811	Granted 22 Aug 02
Poland	P321208	187694	Granted 14 Jan 04
Russia	93-054772	2120998	Granted 27 Oct 98
	97-0090US	EA1036	Granted 28 Aug 00
Singapore	9703038.1	42669	Granted 30 Mar 99
			(Revocation Pending)
South Korea	1999-7008800	302036	Granted 29 Jun 01 (Opposition Pending)
	2006-7015060	6096168A	Published 7 Jun 06
South Africa	92/0454	92/0454	Granted 28 Oct 92
Sri Lanka	10527	10527	Granted 27 Oct 93
United States	08/367,881	5,658,767	Granted 19 Aug 97
*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

“Docosahexaenoic Acid, Methods for its Production
and Compounds Containing the Same”

Country	Application No.	Publ. or Patent No.	Status
Australia	AU91/73302	660,162	Granted 03 Oct 95
*	*		*
Canada	2,076,018	2,076,018	Granted 2 May 00
Europe (validated in Austria, Belgium, Denmark, France, Germany, Greece, Italy, Luxembourg, Netherlands, Spain, Sweden, Switzerland/ Liechtenstein, and United Kingdom)	91903945.3	EP0 515 460	Granted 22 Apr 1998 (Opposition Pending)
Israel	97,126	97,126	Granted 16 Jun 95
	111,174	111,174	Granted 11 Jun 98
Japan	1991-504147	2830951	Granted 25 Sep 98
	1998-177561	11-092783	Published 24 Jun 1998
	2003-27974	3957196	Granted 18 May 07
	2004-57293	2004-215668	Published 5 Aug 2004
	2005-09518	2005-176851	Published 5 Jul 2005
	2006-017013	2006-191931	Published 27 Jul 2006
	2007-41363	2007-195556	Published 9 Aug 2007
Philippines	I 41991	31568	Granted 3 Nov 98
	I 54562	1-1996-54562	Granted 26 May 03
	I 54563	1-1996-54563	Granted 5 Aug 03
Romania	98-20074	2.079T	Granted 30 Jan 2001
South Korea	91-701943	285870	Granted 8 Jan 01
	10-1999-7011087	294293	Granted 13 Apr 01
United States	07/916,874	5,397,591	Granted 14 Mar 95
	07/479,135	5,407,957	Granted 18 Apr 95
	08/386,079	5,492,938	Granted 20 Feb 96
	08/583,845	5,711,983	Granted 27 Jan 98

EXHIBIT 2
SPECIFICATIONS
ARASCO®
Product Specifications
General Characteristics

Description: Vegetable oil from fungi, containing 40% arachidonic acid (ARA) Appearance: Free flowing yellow liquid oil (triglyceride) Odor: Characteristic Antioxidants: *

Chemical Characteristics	Fatty Acid Composition	Area %
* Free Fatty Acid < 0.4%	*
*
Elemental Composition *
*
Product Storage and Stability
Maximum stability of ARASCO is achieved by shipping and storing the product frozen in the original unopened container at -20 degrees Centigrade until thawed for use. The oil should be protected from exposure to oxygen and elevated temperatures (> 30 C). Shipping and storage under frozen conditions provides stability for ARASCO for up to three years if product is kept frozen and unopened.
Once a container of oil is thawed and opened, use entire contents immediately. However, if it is not possible to use the entire amount at one time, the remainder may be nitrogen purged and refrozen at -20 degrees Centigrade.
Ingredients
Fungal Oil *

DHASCO®
Product Specifications
General Characteristics

Description:	Vegetable oil from microalgae, containing 40% docosahexaenoic acid (DHA)
Appearance:	Free flowing light yellow to dark orange liquid oil (triglyceride)
Odor:	Characteristic
Antioxidants:	*

Chemical Characteristics	Fatty Acid Composition	Area %
*
Free Fatty Acid < 0.4%	*
*
Elemental Composition*
*
Product Storage and Stability
Maximum stability of DHASCO is achieved by shipping and storing the product frozen in the original unopened container at -20 degrees Centigrade until thawed for use. The oil should be protected from exposure to oxygen and elevated temperatures (> 30 C). Shipping and storage under frozen conditions provides stability for DHASCO for up to three years if product is kept frozen and unopened.
Once a container of oil is thawed and opened, use entire contents immediately. However, if it is not possible to use the entire amount at one time, the remainder may be nitrogen purged and refrozen at -20 degrees Centigrade.
Ingredients
Algal Oil *

EXHIBIT 3
TERRITORY
During the Term of this Agreement the Territory includes the following:
From the 1992 License Agreement (as amended):
The countries and portions thereof located in the continent of * plus that portion of * which is located without the continent of *, plus the countries of * and *.
In addition, Territory shall also include *, but only for * which are defined as * meeting the following criteria: *
From the 2003 INC A/S License Agreement (as amended):
* and *
From the 2003 INC * Agreement:
*

EXHIBIT 4
PRICING
1) Unless otherwise provided below, Licensee shall pay Martek compensation for the Martek Products (in oil form) and/or the rights granted in the attached Agreement in accordance with any of the * then available to Licensee as set forth below in this Exhibit 4 which shall be * of the Martek Products and shall be set forth in each such order. Annual volumes purchased in accordance with * shall be calculated * for the purpose of determining the relevant volume-based pricing set forth below.
2) The prices payable for the Martek Products shipped under this Agreement during the remainder of calendar year 2008 pursuant to Section 5.2 shall be invoiced based on the lowest volume (highest price) tier specified below for the *, subject to any reconciliation as provided in Section 5.2.
3) The term “Unit of Martek Products” is defined in Section 1.21 of the Agreement. A kilogram of the Martek Products, as referred to in this Exhibit 4, shall contain approximately forty percent (40%), by weight, of docosahexaenoic acid (“DHA”) or arachidonic acid (“ARA”) or DHA and ARA in the aggregate combined. Should Martek Products containing approximately forty percent (40%), by weight, of DHA or ARA or DHA and ARA in the aggregate combined cease to be available, the per kilogram * set forth below shall likewise cease to be available. In such event, an * will be provided * of Martek Products.
4) The prices set forth in this Exhibit 4 for * may be increased by Martek once per calendar year after January 1, 2009, by up to the amount, if any, of the percentage increase * in the * for the current year as compared to the * for the previous calendar year. In the event that Martek, pursuant to the prior sentence, is entitled to, but elects not to, take a permitted annual price increase, Martek may elect to take a cumulative price increase in any following year; provided that in no case shall any such price increase exceed the sum of any prior permitted but untaken percentage price increases. There shall be no restrictions on price increases with respect to * other than a requirement to provide prior written notice to Licensee.

* (subject to conditions set forth below):
*: The price per Unit of Martek Products and corresponding per Kilogram price for DHA and ARA for use in combination in Infant Formula Products will be as follows:

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram
(Units)	Martek Products	(Kilograms)	of Martek Products
*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*
Conditions:
1.
Martek Products for which * must comprise one hundred percent (100%) of any and all Omega-3 and Omega-6 LCPUFAs contained in any quantity of any Infant Formula Products made using such Martek Products.

2.	The ratio of ARA to DHA in any Infant Formula Product made using the Martek Products shall be no greater than *.
*: The price per Unit of Martek Products and corresponding per Kilogram price for ARA-only for use in Infant Formula Products will be as follows:

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram
(Units)	Martek Products	(Kilograms)	of Martek Products
*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

Conditions:
1.
Martek Products for which * must comprise one hundred percent (100%) of any and all Omega-6 LCPUFAs contained in any quantity of any Infant Formula Products made using such Martek Products, and all Omega-3 LCPUFAs contained therein which are not Martek Products must be derived from non-microbial sources.

*: The price per Unit of Martek Products and corresponding per Kilogram price for ARA-only for use in Infant Formula Products will be as follows:

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram
(Units)	Martek Products	(Kilograms)	of Martek Products
*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*
Conditions:
1.
Martek Products for which * must comprise one hundred percent (100%) of any and all Omega-6 LCPUFAs contained in any quantity of any Infant Formula Products made using such Martek Products, and all Omega-3 LCPUFAs contained therein which are not Martek Products must be derived from non-microbial sources.

*: The price per Unit of Martek Products and corresponding per Kilogram price for DHA and ARA for use in combination in Infant Formula Products will be as follows:

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram
(Units)	Martek Products	(Kilograms)	of Martek Products
*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

Conditions:
1.
Martek Products for which * must comprise one hundred percent (100%) of any and all Omega-3 and Omega-6 LCPUFAs contained in any quantity of any Infant Formula Products made using such Martek Products.

2.	The ratio of ARA to DHA in any Infant Formula Product made using the Martek Products shall be no greater than *.
*: The price per Unit of Martek Products and corresponding per Kilogram price for ARA and/or DHA for use in GUMs will be as follows:

Annual Volume	Price per Unit of	Annual Volume	Price per Kilogram
(Units)	Martek Products	(Kilograms)	of Martek Products
*	*	*	*

*	*	*	*
Conditions:
1.	Martek Products for which * must only be used in Growing Up Milk Products.

EXHIBIT 5
PRESS RELEASE

For Immediate Release	Contact:
Cassie France-Kelly
Public Relations
(443) 542-2116
media@martek.com

Kyle Stults
Investor Relations
(410) 740-0081
investors@martek.com
Martek Signs Multi-Year Sole-Source Supply Agreement with Numico
COLUMBIA, Md. — DATE TBD — Martek Biosciences Corporation announced today that it has entered into a multi-year license and supply agreement with Numico, a wholly-owned subsidiary of Danone and a leading worldwide producer of infant formula products. Under the terms of the agreement, Martek will serve as Numico’s exclusive supplier for all of its ARA and microbially-derived DHA needs for infant formula products. Numico may continue to use alternative non-microbial DHA sources. The agreement provides for a 15-year term, with Numico having the right to terminate the arrangement as of January 2012. Martek has supplied DHA and ARA to Numico for infant formula products since 1994 under an existing license agreement.
Numico is a high-growth specialized nutrition company, and one of the fastest-growing international food companies. The Baby Food division specializes in food for the healthy growth and development of infants and toddlers (0-3 years old) through an extensive range of safe, nutritionally superior and convenient products. Numico holds the market leadership positions in 25 of its 33 infant formula markets worldwide.
Martek manufactures nutritional oils that contain the long-chain polyunsaturated fatty acids DHA and ARA, both of which are naturally present in breast milk. Clinical studies have demonstrated benefits for infants receiving formula supplemented with DHA and ARA. Martek’s proprietary blend of DHA and ARA, marketed under the brand names life’sDHA™ and life’sARA™, is currently used in over 97 percent of U.S. infant formulas. Additionally, infant formula containing

life’sDHA and life’sARA has been consumed by over 30 million infants in over 70 countries worldwide.
“We are pleased to further strengthen our relationship with Numico, one of the world’s leading infant formula and nutrition companies, and believe this agreement again demonstrates that companies around the world continue to recognize the importance of adding DHA and ARA to infant formula,” said Steve Dubin, Martek CEO. “With this new agreement, more than 70 percent of Martek’s business in the infant formula market is subject to multi-year sole source agreements.”
Martek Biosciences Corporation (NASDAQ: MATK) is a leader in the innovation and development of DHA omega-3 products that promote health and wellness through every stage of life. The company produces life’sDHA™, a sustainable and vegetarian source of the omega-3 fatty acid DHA (docosahexaenoic acid), for use in foods, beverages, infant formula, and supplements. The company also produces life’sARA™ (arachidonic acid), an omega-6 fatty acid, from a sustainable, vegetarian source, for use in infant formula. For more information on Martek Biosciences Corporation, visit http://www.martek.com.
Sections of this release contain forward-looking statements. These statements are based upon numerous assumptions which Martek cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Form 10-K for the fiscal year ended October 31, 2007 and other filed reports on Form 10-K, Form 10-K/A, Form 10-Q and Form 8-K.

EXHIBIT 6
*
*

EXHIBIT 7
EX-TERRITORY LICENSE FEES
The Infant Formula Product license fees for countries outside of the Territory are as follows:

Country	License Fee (USD)
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

Country	License Fee (USD)
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
In the event Licensee elects to add an additional country or countries to the Territory pursuant to Section 2.5 that are not listed in this Exhibit 7, then a license fee will be provided for each such country at that time.

EXHIBIT 8
*